Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          One Liberty Properties, Inc.

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              (Exact name of registrant as specified in its charter)


                  Maryland                                13-3147497
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 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

     60 Cutter Mill Road, Great Neck, NY                   11021
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 (Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                     Name of exchange on which
         to be so registered                     each class is to be registered

Common Stock, par value $1.00 per share             New York Stock Exchange
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates:
 None (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
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                               (Title of class)



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Item 1. Description of Registrant's Securities to be Registered

         The description of the securities to be registered hereunder is set forth under the caption entitled "Description of Securities" in the registrant's final prospectus supplement filed pursuant to Rule 424(b)(2) on October 28, 2003, which description is incorporated herein by reference.


Item 2. Exhibits

         Not applicable.

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                             SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       One Liberty Properties, Inc.
                                       (Registrant)

Date:  January 5, 2004                 By: /s/ Jeffrey Fishman
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                                          Jeffrey Fishman
                                          President and Chief Executive Officer